Exhibit 10.3

Execution Copy

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is entered into as of June 29, 2009, by and between ORAGENICS, INC., a Florida corporation located at 13700 Progress Boulevard, Alachua, Florida 32615 (“Borrower”), and KOSKI FAMILY LIMITED PARTNERSHIP, a Texas limited partnership having a mailing address of 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219 (“Lender”)

Background

A.
On the date of this Agreement, Lender loaned Borrower One Million and No/100 Dollars ($1,000,000.00) (the “Loan”), pursuant to the terms of a Secured Promissory Note of even date herewith executed by Borrower in favor of Lender in the principal amount of One Million and No/100 Dollars ($1,000,000.00) (the “Promissory Note”).

B.
As a material inducement for Lender to make the Loan to Borrower pursuant to the terms of the Promissory Note, Borrower has agreed to provide collateral security for the performance of its obligations and liabilities under the Promissory Note, pursuant to the terms and conditions of this Agreement.

Terms and Conditions

For the reasons described above, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Borrower and Lender hereby agree as follows:

1.	Definitions. The following capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1, and shall include the plural as well as the singular number:

1.1
“Collateral” means all of the following assets of Borrower, whether now owned or hereafter acquired by Borrower, and all products thereof, and all replacements, replenishments, additions, accessions, and substitutions thereof and the proceeds thereof (including, without limitation, insurance proceeds, cash, bank accounts, and deposits):

(a)
all patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights, art and mask works, manuals and information, and all registrations, applications, reissues, continuations, continuations in part or extensions thereof, and all associated goodwill for each of the foregoing, and all computer software, computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know how, business processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, customer and supplier data, pricing and cost information) and other intellectual property rights (in whatever form or medium), whether owned or licensed by the Borrower, including, without limitation, the Intellectual Property (as defined in Section 5.1(a) below) described on Exhibit A.

(b)	all inventory from any source or supplier;

(c)
all contract rights (including all property, casualty, and life insurance contracts owned by Borrower) and other rights and privileges of Borrower under any and all leases and other contracts between Borrower and any third party;

(d)	all equipment, including, but not limited to, machinery, motor vehicles, furniture and furnishings, and office equipment;

(e)	all cash on hand and in bank accounts, marketable securities, certificates of deposit and similar items; and

(f)
without limiting the generality of the foregoing, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower.

1.2	“Event of Default” means the occurrence of any one or more of the following events:

(a)	any event of default under the Promissory Note;

(b)
any default by Borrower under this Agreement and if such default is capable of being remedied, such default remains unremedied for thirty (30) days, including the breach or material inaccuracy of any representation, warranty or covenant of Borrower under this Agreement;

(c)	the inability of Borrower, or the admission by Borrower of its inability, to pay its debts as they mature, or the insolvency of Borrower;

(d)
the filing against Borrower of an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law ordering: (i) the liquidation of Borrower, (ii) a reorganization of Borrower or the business and affairs of Borrower, or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower or the property of Borrower, and the failure to have such petition or other pleading denied or dismissed within thirty (30) days from the date of filing;

(e)
(i) the commencement by Borrower of a voluntary case under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law, (ii) the consent by Borrower to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of the property of Borrower, (iii) the making by Borrower of an assignment for the benefit of creditors, or (iv) the failure by Borrower generally to pay its debts as they become due; or

(f)	the making of any levy, seizure or attachment of or on the Collateral by any third party.

1.3
“Liability” or “Liabilities” means all monetary obligations and liabilities of Borrower to Lender under the Promissory Note, whether now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, now due or hereafter to become due, as well as all costs and reasonable expenses of collection, including reasonable attorneys’ fees, paralegals’ fees and expenses for any primary, appellate, bankruptcy and post-judgment proceedings, incurred by Lender in connection with the enforcement of the Promissory Note or this Agreement.

2.
Grant of Security Interest.  To secure the full and punctual payment of all Liabilities, Borrower hereby grants to Lender a continuing security interest in the Collateral, free and clear of any and all prior liens, encumbrances or charges whatsoever.

3.
Perfection of Security Interest.  To perfect the security interest granted above, Borrower authorizes Lender to file financing statements in forms that are satisfactory to Lender (including amendments thereto and continuation statements thereof and filings with the United States Patent and Trademark Office), describing the Collateral and containing such legends as Lender deems necessary or appropriate to protect Lender’s interest in the Collateral. Borrower agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation of such documents and instruments.  Borrower shall not file any amendments, correction statement or termination statements concerning the Collateral without the prior written consent of Lender.  Borrower shall, from time to time, at the request of Lender, execute such other documents and perform such other acts reasonably necessary or appropriate to establish and maintain a valid and perfected security interest in the Collateral, free of all other liens and claims whatsoever.  Borrower hereby appoints Lender as its attorney-in-fact (without requiring it to act as such) to perform all acts that Lender deems necessary or appropriate to perfect and continue its security interest in the Collateral.  Borrower hereby acknowledges that this power of attorney is coupled with an interest and is irrevocable until all Liabilities have been fully paid.

4.
Patents, Trademarks, etc.  Borrower shall notify Lender immediately upon the occurrence of each of the following (i) Borrower’s acquisition after the date of this Agreement of any material Intellectual Property and (ii) a Responsible Officer of Borrower obtaining knowledge, or reason to know, that any application or registration relating to any Intellectual Property owned by or licensed to Borrower is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding Borrower’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.  Borrower will, contemporaneously herewith, execute and deliver to Lender the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement in the forms of Exhibit B, Exhibit C and Exhibit D hereto, as necessary, and shall execute and deliver to Lender any other document required to acknowledge or register or perfect Lender’s interest in any part of the Intellectual Property. Notwithstanding anything to the contrary contained in this Agreement, Lender shall only require perfection of its security interests in, or other registration with respect to, any patent, trademark or copyright registered, or eligible to be registered, with a country other than the United States or any political subdivision thereof, to the extent that Lender determines, in its sole discretion, that such patent, trademark or copyright, and the registration thereof in such other country or political subdivision thereof, is material to Borrower’s business.

5.	Representations and Warranties. Borrower represents and warrants to Lender as follows:

5.1	Representations and Warranties Regarding Intellectual Property.

(a)
Exhibit A attached to this Agreement contains a true, correct and complete list of all patents, trademarks, service marks, trade names and copyrights owned by Borrower, including any applications therefor (collectively, the “Intellectual Property”) and including, where applicable, the patent, trademark, service mark or copyright number (or application number), issue date and title.

(b)
Borrower is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property and has not granted, nor does there exist by implication or operation of law, any license or other right in respect thereof which does or which will, subsequent to the date of this Agreement, permit or enable anyone other than Borrower to use any of the Intellectual Property.

(c)
No individual or entity has any rights to utilize any Intellectual Property or sell any products or services which utilize or incorporate, or which were developed utilizing or incorporating, any Intellectual Property.

(d)
There is no notice or pending or threatened claim against Borrower (and there has not been any such notice or claim) asserting (i) that any of the Intellectual Property infringes or violates the rights of third parties; (ii) that any of the Intellectual Property is invalid; (iii) that the present or past conduct of Borrower’s business infringes or violates any rights of others with respect to any of the Intellectual Property; (iv) that any individual or entity has any rights to utilize any of the Intellectual Property or sell any products or devices which utilize or incorporate, or which were developed utilizing or incorporating, any Intellectual Property; or (v) which could, if adversely determined against Borrower, adversely affect Borrower’s ability to utilize any of the Intellectual Property, and no basis for any such claim exists.

(e)	Borrower has not given any notice to any third parties asserting infringement by such third parties upon any of the Intellectual Property.

5.2	General Representations and Warranties.

(a)	Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Florida.

(b)
Borrower is the owner of the Collateral free from any security interest, encumbrance, or lien, and will defend the Collateral against all claims and demands of all persons at any time claiming the same.

(c)	No financing statement covering any Collateral or any proceeds thereof is on file in any public office, except for that which may be on file to perfect the security interest of Lender.

(d)
Borrower is not in default with respect to any of its existing indebtedness, and the making and performance of this Agreement will not violate any laws or result in a default under any contract, agreement, or instrument to which Borrower is a party or by which its property is bound, or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of its assets, except in favor of Lender.

(e)
Borrower has the power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all action necessary to authorize the execution, delivery, and performance of this Agreement.

(f)	This Agreement, when delivered, will be valid, binding and enforceable against Borrower in accordance with its terms.

(g)
No representation, warranty or statement of Borrower hereunder omits to state any material fact necessary to make each representation or warranty or statement in this Agreement by Borrower accurate and not misleading in any material respect.

6.	Affirmative Covenants. Borrower covenants that, until such time as all of the Liabilities have been fully satisfied paid, it shall

6.1	take all actions necessary to prosecute any pending applications with respect to the Intellectual Property;

6.2	take all actions necessary to protect its rights with respect to the Intellectual Property, including bringing appropriate actions to prevent infringement of such rights;

6.3	promptly notify Lender of any actual or threatened infringement of Borrower’s rights with respect to the Intellectual Property;

6.4	promptly notify Lender of the occurrence of any Event of Default or any event or condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default;

6.5	pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon the Collateral;

6.6	notify Lender thirty (30) days in advance of any change in the location of its business, or of the establishment of any new, or the discontinuance of any existing, place of business;

6.7	continuously maintain, preserve, and keep in full force and effect, its corporate existence, good standing, and its right and privilege to conduct business in Florida;

6.8
permit Lender or its representatives at any time to inspect as frequently as reasonably requested the Collateral, wherever located, and it shall fully and timely assist Lender in regard to such inspections to the extent requested by Lender; and

6.9	maintain insurance, at full replacement cost, on the Collateral.

7.	Negative Covenants. Borrower covenants that, until such time as all of the Liabilities have fully paid satisfied, it shall not

7.1	pay any dividends to its shareholders, without the prior consent of Lender, which consent shall not be unreasonably withheld;

7.2	sell, transfer or otherwise dispose of all or any part of the Collateral, except for collection of accounts receivable and sales of inventory in the ordinary course of business;

7.3	disclose any confidential information regarding the Intellectual Property;

7.4	grant any license with respect to the Intellectual Property without the prior consent of the Lender; or

7.5	mortgage, pledge, grant, or permit to exist a security interest in or lien upon any of the Collateral.

8.
Remedies Upon Default. Upon the occurrence of an Event of Default, Lender may declare all Liabilities to be immediately due and payable and may, at its option and without notice or demand on Borrower and in addition to all the rights and remedies that accrue to a secured party under the Uniform Commercial Code as in effect in under applicable law or that are otherwise available to Lender under applicable law, do any one or more of the following: (a) foreclose or otherwise endorse Lender’s interest in the Collateral in any manner permitted by law, or provided for in this Agreement; or (b) sell, lease, license or otherwise dispose of any Collateral at one or more public or private sales, whether or not such collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine.  Borrower expressly waives any constitutional or other right to a judicial hearing prior to the time Lender takes possession or disposes of the Collateral upon default as provided in this Section 8.

9.	General Provisions.

9.1
Choice of Law; Venue.  The laws of the State of Florida, excluding its choice of law provisions if such laws would result in the application of laws other than the laws of the State of Florida, shall govern any disputes with respect to this Agreement, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of Borrower and Lender hereunder.  The forum selected for any proceeding or suit related to a dispute between Borrower and Lender related to this Agreement shall be in a federal or state court of competent jurisdiction located in Hillsborough County, Florida.  Borrower and Lender each consent to said courts’ personal jurisdiction over it and waive any defense, whether asserted by motion or pleading, that Hillsborough County, Florida is an improper or inconvenient venue.

9.2
Notice.  Any notice, demand or other communication to a party that is permitted or required hereunder shall be given in writing, and shall be deemed to have been duly delivered (i) when delivered by personal delivery, (ii) three (3) days after being deposited with the United States Postal Service for mailing by first class mail, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is subsequently received), or (iii) one business day after being deposited with a nationally recognized courier service for overnight delivery; and in each case addressed by the sender to the recipient at the address first listed above, or to such other address as party may notify the other party in writing in conformity with the provisions of this Section.

9.3
Further Action.  Each party agrees to take all further action, and to execute, acknowledge, and deliver any other documents, which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

9.4	No Agency. Nothing contained in this Agreement shall be deemed to create any association, partnership or joint venture between the parties.

9.5	Amendment. The Agreement may be amended only by a written instrument signed by both parties.

9.6	Assignment. Lender may assign its rights under this Agreement in connection with the assignment of the Promissory Note.

9.7
No Waiver.  No waiver of any provision of this Agreement, and no consent to any departure by a party from the terms and conditions of this Agreement, shall be effective unless such waiver or consent is given in writing by the party against whom the waiver is being sought (in which the case the waiver or consent shall be effective only in the specific instance, and only for the specific purpose, for which it was given).  No failure or delay by a party in exercising any right or remedy, or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, shall operate as a waiver or estoppel of any right or remedy of such party hereunder, or limit or prevent the subsequent enforcement of any provision of this Agreement by such party.

9.8
Integration.  This Agreement, together with the Promissory Note (collectively, the “Loan Documents”), constitutes the final agreement among the parties.  They are the complete and exclusive expression of the parties’ agreement on the matters contained in the Loan Documents.  All prior and contemporaneous negotiations and agreements between the parties on the matters contained in the Loan Documents are expressly merged into and superseded by the Loan Documents.  The provisions of the Loan Documents may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings.  In entering into the Loan Documents, no party has relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in the Loan Documents.  There are no conditions precedent to the effectiveness of the Loan Documents other than those expressly stated in the Loan Documents.

9.9
Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential terms and conditions and conditions of this Agreement for each party remain valid, binding and enforceable.

9.10	Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assignees.

9.11
Counterparts.  The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other form of electronic transmission shall be as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement shall be binding when each party to this Agreement has delivered an executed counterpart signature page to each other party.

9.12
Number and Gender.  Except where the context requires otherwise, any reference in this Agreement to the singular includes the plural, and any reference in this Agreement to the masculine gender includes the feminine and neuter gender.

9.13
Descriptive Headings.  The titles and captions preceding the text of the sections of this Agreement are inserted solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

9.14
Authority. Each individual executing this Agreement on behalf of an entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the entity and that this Agreement is binding upon the entity.

[Continued on next page.]

9.15
Computation of Time.  Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or any public or legal holiday, whether federal or of the State of Florida, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding regular business day to exercise such privilege or to discharge such duty.

IN WITNESS WHEREOF, the parties have executed this SECURITY AGREEMENT on the date first indicated above.

Borrower: ORAGENICS, INC.
By:	/s/David B. Hirsch
Name:	David B. Hirsch
Title:	President
Lender: KOSKI FAMILY LIMITED PARTNERSHIP
By:	/s/Christine L. Koski
Name:	Christine L. Koski
Title:	Managing General Partner

EXHIBIT A
TO SECURITY AGREEMENT

[Attach list and description of Intellectual Property]